[Form of Subscription Certificate]

   VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE
                         5:00 P.M.
       EASTERN TIME ON APRIL , 1998 UNLESS PRECEDED
            BY A NOTICE OF GUARANTEED DELIVERY

Rights Issued                Shares of Beneficial
Interest available on Primary Subscription _________

                          LIBERTY ALL-STAR EQUITY FUND
               EXERCISE FORM FOR RIGHTS TO SUBSCRIBE FOR SHARES OF
                               BENEFICIAL INTEREST

Dear Shareholder:

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE BOTH
SIDES OF THIS TEAR OFF CARD.  PLEASE RETAIN THE TOP
PORTION FOR YOUR RECORDS AND RETURN THE BOTTOM PORTION

As the record holder of rights (the "Rights") to acquire Shares of Beneficial Interest ("Shares") in Liberty All-Star Equity Fund (the "Fund") you are entitled to subscribe for the number of Shares of the Fund shown above, pursuant to the Primary Subscription, upon the terms and conditions and at the Subscription Price for each Share determined in accordance with the formula specified in the Prospectus relating thereto. The Rights issued to you also entitle you to participate in the Over-Subscription Privilege, as described in the Prospectus. Pursuant to the Over-Subscription Privilege, you may purchase any number of additional Shares if such Shares are available and you have fully exercised your rights on Primary Subscription (other than those Rights which cannot be exercised because they represent the right to acquire less than one full Share).

NOTE: The Subscription Price of $ referred to below is an estimated price only. The final Subscription Price, to be determined on April ___, 1998, could be higher or lower. Additional payment may be required for any new Shares acquired in the Primary Subscription (and any new Shares acquired through the Over-Subscription Privilege) when the actual Subscription Price is determined. Please reference the Control Number appearing on the form below on your check, money order, or notice of guaranteed delivery.

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                 How to Calculate Your Full Primary
                            Subscription Entitlement

                 No. of Common Shares owned _______ / 20
            = ____________ new Shares

            (ignore fractions)

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        THIS SUBSCRIPTION RIGHT IS NON-TRANSFERABLE

Full payment of the estimated Subscription Price for Shares subscribed for both on Primary Subscription and pursuant to the Over-Subscription Privilege must accompany this Exercise Form and must be made payable in United States dollars by money order or check drawn on a bank located in the United States payable to ________. Alternatively, a Notice of Guaranteed Delivery must be received by the Subscription Agent before 5:00 p.m. Eastern time on April __, 1998.



SECTION 1:  DETAILS OF SUBSCRIPTION - PLEASE PRINT ALL
INFORMATION CLEARLY AND LEGIBLY AND COMPLETE BOTH SIDES
OF THE FORM.

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     IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT: Control No.__________
                                                         Account No._________

     A.  I apply for my full entitlement of new Shares
__________X $_____= $_______________
                     (No. of new Shares)

     B.  I apply for the Over-Subscription Privilege*
__________X $_____ = $______________
                     (No. of additional Shares)

                                    AMOUNT ENCLOSED   $

     *   You can only exercise your Over-Subscription
Privilege if you have fully exercised your Rights on Primary Subscription, other than those Rights that would entitle you to subscribe for less than one full Share.



     IF YOU DO NOT WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT:

     C.  I apply for __________X $  = __________________
                 (No. of new            (AMOUNT ENCLOSED)
                   Shares)

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                                TO: State Street Bank and Trust Company
                                    Corporate Reorganization
                                    P.O. Box 9061
                                    Boston, MA  02205-8686

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SECTION 2: TO SUBSCRIBE:  I acknowledge  that I have received the Prospectus for this Offer, and I hereby irrevocably subscribe for the number of new Shares indicated on the front of this card on the terms and conditions set out in the Prospectus. I understand and agree that I will be obligated to pay an additional amount to the Fund if the Subscription Price, as determined on the Expiration Date, is in excess of the estimate Subscription Price of $ .

     I hereby agree that if I fail to pay in full for the Shares for which I have subscribed, the Fund may exercise any of the remedies provided for in the Prospectus.

Signature of Subscriber(s)

Please give your telephone # ( )
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  If you wish to have the certificates for your Shares and refund check (if any) delivered to an address other than that listed on this card, you must have your signature guaranteed by a member firm of the New York Stock Exchange or a bank or trust company. Please provide the delivery address below and note if it is a permanent change.
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